PORTFOLIO RECOVERY ASSOCIATES

2010 STOCK PLAN

 1. PURPOSE

               This Portfolio Recovery Associates 2010 Stock Plan constitutes a further amendment and restatement of the Amended and Restated Portfolio Recovery Associates 2002 Stock Option Plan and 2004 Restricted Stock Plan, and shall be referred to hereafter as the “Plan.” The purposes of the Plan are to encourage selected employees, key consultants and directors of Portfolio Recovery Associates, Inc., a Delaware corporation (together with any successor thereto, the “Company”), or any present or future Subsidiary (as defined below) of the Company to acquire a proprietary interest in the growth and performance of the Company, to enhance the ability of the Company to attract, retain and reward qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend and to motivate such individuals to contribute to the achievement of the Company’s business objectives and to align the interest of such individuals with the longer term interests of the Company’s stockholders.

2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” shall mean a grant of Options, Restricted (nonvested) Shares, and/or Deferred Stock to a Participant.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” shall mean the Compensation Committee of the Board of Directors of the Company (the “Board”). The Committee shall consist of two or more members of the Board, not less than two (2) of whom shall be both an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3, as from time to time amended (“Rule 16b-3”), promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e) “Fair Market Value” shall mean, with respect to Shares or other securities, the fair market value of the Shares or other securities determined by such methods or procedures as shall be established from time to time by the Committee in good faith or in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Shares shall mean (i) the closing price per Share of the Shares on the principal national securities exchange on which the Shares are then trading, if any, on such date, or, if the Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Shares are not traded on a national securities exchange but are quoted on an inter-dealer quotation system, (1) the last sales price (if the Shares are then quoted on an inter-dealer quotation system) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Shares on such date as reported by such quotation system; or (iii) if the Shares are not publicly traded on a national securities exchange and not quoted on an inter-dealer quotation system, the fair market value for the Shares on such date as determined in good faith by the Committee.

(f) “Incentive Stock Option” shall mean an option granted under the Plan that is designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(g) “Independent Director” shall mean each member of the Board who meets the test for an “independent” director as promulgated by the Securities and Exchange Commission and the stock exchange or quotation system on which the Shares are then listed or quoted.

(h) “Key Employee” shall mean any officer, director or other employee who is a regular full-time employee of the Company or its present and future Subsidiaries, so designated by the Committee.

(i) “Non-Qualified Stock Option” shall mean an Option granted under the Plan that is not designated as an Incentive Stock Option.

(j) “Non-Employee Restricted Shares” shall mean nonvested Shares of the Common Stock of the Company which are available under the Plan for award to any person who on the date of Grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary of the Company, as defined in Code Section 424(f).

(k) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(l) “Option Agreement” or “Restricted Stock Agreement “shall mean a written agreement, contract or other instrument or document evidencing an Option or Restricted Share, respectively, granted under the Plan, and shall specify the Date of the Grant, the Price for Grants of Options, vesting provisions and any restrictions with respect to Grants of Restricted Shares.

(m) “Participant” shall mean a Key Employee, key consultant (as determined by the Committee) or non-employee Director who has been granted Restricted Shares under the Plan.

(n) “Performance Based Restricted Shares” shall mean nonvested Shares awarded to Participants as an incentive to achieve certain performance goals.

(o)	“Time Based Restricted Shares” shall mean nonvested Shares awarded to Participants as an incentive to become employed or remain employed by the Company for a specified period of time.

(p) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(q) “Restricted Share” shall mean a share of nonvested Common Stock, restricted as to transferability or sale for such time, and/or under such conditions, as the Committee shall determine, awarded to a Participant pursuant to Section 3, and subject to the terms and restrictions set forth in a Restricted Stock Agreement, upon the award of the Restricted Share to the Participant.

(r) “Restricted Stock Agreement” shall mean a written agreement, contract or other instrument or document evidencing a Restricted Share granted under the Plan.

(s) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

(t) “Shares” shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Options or Restricted Shares pursuant to the Plan.

(u) “Subsidiary” shall have the meaning ascribed thereto in Code Section 424(f).

(v) “Ten Percent Stockholder” shall mean a Person, who together with his or her spouse, children and trusts and custodial accounts for their benefit, immediately at the time of the grant of an Option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding capital stock of the Company or any Subsidiary of the Company.

3. ADMINISTRATION

(a) Generally. The Plan shall be administered by the Committee or its designees. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option or Restricted Share shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Participant, any holder or beneficiary of any Option or Restricted Share, any stockholder of the Company and any employee of the Company.

(b) Powers. Subject to the terms of the Plan and applicable law and except as provided in Section 7 hereof, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Options to be granted to each Participant under the Plan, (iii) make awards of nonvested Shares (“Restricted Share Awards”, and sometimes collectively with the grant of Options, “Grants”); (iv) determine the number of Shares to be awarded; (v) determine the terms and conditions of any Grant; (vi) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other Options, or other property, or canceled, forfeited, or suspended, and the method or methods by which Options or Grants may be settled, exercised, canceled, forfeited, or suspended; (vii) interpret and administer the Plan and any instruments or agreements relating to Grants made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents or entities such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee shall have the authority in its discretion to delegate powers to specified officers of the Company, consistent with the terms of this Plan and subject to such restrictions, if any, as the Committee may specify when making such delegation.

 4. SHARES AVAILABLE FOR OPTIONS AND RESTRICTED SHARES

(a)	Shares Available. Subject to adjustment as provided herein:

(i) Limitation on Number of Shares. The total aggregate number of Options and Restricted Shares that may be issued under the Plan are limited such that the maximum aggregate number of Shares which may be issued pursuant to, or by reason of, Grants of Options or Restricted Shares is 2,000,000. Further, no Participant shall be granted more than 200,000 Restricted Shares, or granted Options to purchase more than 200,000 Shares, or granted any combination of Options and Restricted Shares, which taken together would total more than 200,000 in any one fiscal year; provided, however, that the Committee may adopt procedures for the counting of Shares relating to any grant of Options or Restricted Shares to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of Shares actually distributed differs from the number of Shares previously counted in connection with such Grant. To the extent that an Option or Restricted Share granted ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, the Restricted Shares or Shares subject to such Option shall again become available for award under the Plan.

(ii) Sources of Shares. Any Shares delivered pursuant to an Option or Restricted Share award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b) Adjustments. In the event that the Committee shall determine that any change in corporate capitalization, such as a dividend or other distribution of Shares, or a corporate transaction, such as a merger, consolidation, reorganization or partial or complete liquidation of the Company or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which thereafter may be made the subject of Grants of Restricted Shares or Options, (y) the number and type of Shares subject to outstanding Options, and (z) the grant, purchase, or exercise price with respect to any Option or Restricted Share, the purchase, or exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Option or Restricted Share; provided, however, in each case, that (i) with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422 of the Code or any successor provision thereto; (ii) such adjustment shall be made in such manner as not to adversely affect the status of any Option or Grant of Restricted Shares as “performance-based compensation” under Section 162(m) of the Code; and (iii) the number of Shares subject to any Option denominated in Shares shall always be a whole number. Any determinations made by the Committee pursuant to this provision shall be conclusive.

(c) Limits on Transfers. Subject to Code Section 422, no Options or Restricted Shares, and no rights thereto, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution, and any such Options, and all rights under any such Options shall be exercisable during the Participant’s lifetime, only by the Participant or, if permissible under applicable law (including Code Section 422, in the case of an Incentive Stock Option), by the Participant’s guardian or legal representative. No Options or Restricted Shares, and no rights under any such Options or Restricted Shares, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Non-Qualified Stock Options or Restricted Shares may be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. Any beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Option Agreement or Restricted Share Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(d)	Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Option granted or from any Restricted Share Award any payment relating to an Option or Restricted Share under the Plan, any amounts of federal, state or local withholding and other taxes due in connection with any transaction involving the grant of an Option or Restricted Share, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option or Restricted Share. This authority shall include authority to withhold or receive Shares (which shall be valued at the fair market value on the date of payment) or other property, and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(e) Regulatory Requirements. There is no obligation under the Plan that any Participant be advised by the Committee of the existence of the tax or the amount required to be withheld. Notwithstanding any other provision of this Plan, the Committee may impose conditions on payment of any other obligations as may be required to satisfy applicable regulatory requirements, including without limitation, any applicable requirements of the Exchange Act.

 5. ELIGIBILITY

               In determining the employees who may be considered “Key Employees,” Persons to whom Options or Restricted Shares shall be granted and the number of Restricted Shares or Options to be granted, the Committee shall take into account the nature of the Person’s duties, such Person’s present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A Key Employee who has been granted Options or Restricted Shares under the Plan may be granted additional Options or Restricted Shares, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options. Notwithstanding anything herein to the Contrary, no Participant shall have any right or entitlement to continued employment for any period, or to receive any Options or Restricted Shares. Incentive Stock Options and Restricted Shares constituting performance based compensation within the meaning of Section 162(m) of the Code) may be granted only to Key Employees of the Company or of any Subsidiary of the Company.

6. OPTIONS

               The Committee is hereby authorized to grant Options to Participants upon the following terms and the conditions (except to the extent otherwise provided in Section 7) and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Exercise Price. The exercise price per Share purchasable under Options shall be determined by the Committee at the time the Option is granted but generally shall not be less than the Fair Market Value of the Shares covered thereby at the time the Option is granted.

(b) Option Term. The term of each Non-Qualified Stock Option shall be fixed by the Committee but generally shall not exceed ten (10) years from the date of grant.

(c) Time and Method of Exercise. The Committee shall determine the time or times at which the right to exercise an Option may vest, and the method or methods by which, and the form or forms in which, payment of the option price with respect to exercises of such Option may be made or deemed to have been made (including, without limitation, (i) cash, Shares, outstanding Options or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price and (ii) a broker-assisted cashless exercise program established by the Committee), provided in each case that such methods avoid “short-swing” profits to the Participant under Section 16(b) of the Securities Exchange Act of 1934, as amended. The payment of the exercise price of an Option may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(d) Incentive Stock Options. All terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder including that, (i)(A) in the case of a grant to a Person that is not a Ten Percent Stockholder the purchase price per Share purchasable under Incentive Stock Options shall not be less than the Fair Market Value of a Share on the date of grant and (B) in the case of a grant to a Ten Percent Stockholder the purchase price per Share purchasable under Incentive Stock Options shall not be less than 110% of the Fair Market Value of a Share on the date of grant and (ii) the term of each Incentive Stock Option shall be fixed by the Committee but shall in no event be more than ten (10) years from the date of grant, or in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years from the date of grant.

7. RESTRICTED SHARES

     The Committee is hereby authorized to grant Awards of nonvested Restricted Shares, including Performance-Based or Time-Based Restricted Shares and Non-employee Director Restricted Shares to Participants upon the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Restricted Share Award under the Plan shall be held in electronic form in the name of the Participant or evidenced by a stock certificate of the Company, registered in the name of the Participant. All such Awards shall also be evidenced by a Restricted Stock Agreement in such form as the Committee shall prescribe from time to time. The Restricted Share Awards shall comply with the following terms and conditions and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish.

(a)	Stock Legends; Prohibition on Disposition. Certificates for Shares of Restricted Shares may bear an appropriate legend, if appropriate, referring to any restrictions to which they may be subject. If such Certificates bear a restricted legend, any attempt to dispose of any Shares in contravention of such restrictions shall be null and void and without effect. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Shares shall lapse, and such Shares may be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

(b)	Termination of Service and Forfeiture. In the case of Participants who are employees of the Company or any of its Subsidiaries, the Committee shall determine the extent to which the restrictions on any Restricted Share Award shall lapse upon the termination of the employee Participant’s service to the Company and its Subsidiaries, due to death, disability, retirement or for any other reason. Except as otherwise determined by the Compensation Committee, upon termination of employment for any reason whatsoever, during the restriction period, any portion of a Restricted Share Award which has not vested shall be forfeited by the Participant and reacquired by the Company, in which case, the Participant, shall forthwith deliver to the Secretary of the Company such instruments of transfer, if any, as may reasonably be requested or required to transfer the Shares back to the Company.

(c)	Effect of Attempted Transfer. No interest in any Restricted Share Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void. No such interest in any Restricted Share Award shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or beneficiary. If any Participant or beneficiary shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under or interest in any Restricted Share Award, then the Committee, in its discretion, may hold, or may apply such benefit or interest or any part thereof to or for the benefit of such Participant, beneficiary, spouse, children, blood relatives or other dependents, or any of them, in any such manner and such proportions as the Committee may consider proper.

(d)	Rights as a Stockholder. Unless the Board otherwise provides, holders of unvested Restricted Shares shall have no rights as shareholders of the Company. A Participant shall not be entitled to delivery of a stock certificate until the Shares vest, any applicable restricted period shall have lapsed, and the Participant has paid the $.01 per Share par value of the Shares awarded. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any stock split, stock dividend, combination of Shares or other similar transaction shall be subject to any applicable restrictions in the original Award.

(e)	Performance-Based Restricted Shares. Awards of Performance-Based Restricted Shares are intended to qualify as performance-based for the purposes of Section 162(m) of the Code. The Committee shall provide that the Restricted Period applicable to such Restricted Shares shall lapse if certain performance goals are not attained within pre-established time frames.

Performance goals may be based on one or more of the following criteria: revenue; revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; market share; employee satisfaction; strategic partnerships or transactions; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); implementation, completion or attainment of measurable objectives with respect to research, development, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.

The performance goals may be based solely by reference to the Company’s performance and/or the performance of a particular Subsidiary or operating unit, or based upon the relative performance of other companies or upon comparisons of any of the performance goal criteria relative to other companies. The Committee may also exclude under the term of the potential Cash Bonuses, the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges, (ii) an event either not directly related to the Company’s operations or not within the reasonable control of Company management or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles .

Following the conclusion of each performance period, the Committee will determine the extent to which the performance goals for the Recipients were achieved. The Committee will determine the actual award (if any) for each Recipient based on the level of actual performance achieved.

8. RESTRICTED SHARES AWARDED TO NON-EMPLOYEE DIRECTORS

Each non-employee Director who was not a member of the Board as of the date of the approval of the Plan by the Company’s shareholders shall be granted 2,000 Restricted Shares at the time such Independent Director joins the Board. Any such Grant shall be subject to the terms of a Restricted Share Agreement, which shall provide that such Shares shall vest over a period of five years, in equal annual installments, beginning on the first anniversary date of the Grant. Thereafter, non-employee Directors shall be entitled to receive 1,000 Restricted Shares annually, beginning on the day of the Annual Meeting of Shareholders following the first anniversary date of their appointment to the Board. Any such Grant shall be subject to the terms of a Restricted Stock Agreement, which shall provide that such Shares shall vest in one year. Each non-Employee Director who was a member of the Board prior to the approval of the Plan shall automatically be granted 1,000 Restricted Shares annually, beginning on June 4, 2010 and 1,000 Restricted Shares each year thereafter, at the Annual Meeting of Shareholders. Such Shares shall be subject to the terms of a Restricted Stock Agreement, which shall provide that such Shares shall vest in one year. All such Grants, shall be made exclusively to Directors of the Company who are not employees of the Company or any of its Subsidiaries. The Committee may impose such additional restrictions and conditions on any Award to non-employee Directors as the Committee deems appropriate, and may waive any such additional restrictions and conditions applicable to such Shares. Grants of Restricted Shares shall have their restrictions accelerated (a) three months after the date a non-employee Director ceases to serve as a Director of the Company due to physical or mental disability, (b) in the event of a non-employee Director’s death, or (c) in event a non-employee Director reaches the age of seventy-five, having served on the Board for not less than five consecutive years. In such event, the Shares related to such Grant shall be delivered to the Director or, in the event of death, to such Director’s beneficiary as soon as administratively feasible after such event.

9. AMENDMENT AND TERMINATION

               Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option or Restricted Stock Agreement or in the Plan:

(a) Amendments to the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment shall be effective without the approval of the stockholders of the Company if such approval would be required under Sections 162(m) or 422 of the Code, Rule 16b-3, by any other law or rule of any governmental authority, the NASDAQ Stock Exchange, or other self-regulatory organization to which the Company may then be subject. Except as may be otherwise provided herein, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of such Option or Restricted Share, alter or impair any rights or obligations theretofore granted.

(b) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option or grant of Restricted Shares in the manner and to the extent it shall deem desirable to carry the Plan into effect.

10. GENERAL PROVISIONS

(a) No Rights to Awards. No Key Employee shall have any claim to be granted any Restricted Shares or Option under the Plan, and there is no obligation for uniformity of treatment of Key Employees or holders or beneficiaries of Options or Restricted Shares under the Plan. The terms and conditions of Options or Restricted Shares need not be the same with respect to each Participant. If any Shares subject to an Option Grant or Restricted Share Award are forfeited, canceled, exchanged or surrendered or if a Grant otherwise terminates or expires without a distribution of Shares to the Participant, the shares of Common Stock with respect to such Grant shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan.

(b) No Right to Employment. The grant of an Option or of Restricted Shares shall not be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement or Restricted Share Agreement. In the event of termination of employment and termination or loss of rights to Shares granted hereunder, by forfeiture or otherwise, any such Shares shall again become available for award under the Plan.

(c) Governing Law and Legality. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law. Any issuance or transfer of Options and Shares pursuant to this Plan are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency which may be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Grants may be made under this Plan and no Options or Shares shall be issued by the Company until in any such case all legal requirements applicable to the issuance have been complied with. In connection with any Option or Restricted Share issuance or transfer, the person acquiring the Shares or Option shall, if requested by the Company, give assurance to the Company with respect to such matters as may be necessary to assure compliance with all applicable legal requirements.

(d) Severability. If any provision of the Plan or any Option or Restricted Share Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option or Restricted Stock Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Option or Restricted Stock Agreement shall remain in full force and effect.

(e) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option or Restricted Share, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(f) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

11. EFFECTIVE DATE OF THE PLAN

               The Plan originally became effective as of November 4, 2002. The Plan as amended hereby, will become effective upon the adoption thereof by the affirmative vote of a majority of stockholders of the Company, present in person or represented by proxy, and entitled to vote thereon at the Company’s 2010 Annual Meeting of Stockholders, or any adjournment or postponement thereof.